Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

Achilles Therapeutics plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate(4)	Amount of Registration Fee
Fees to Be Paid (Primary Shares to be offered by Achilles Therapeutics plc)	Equity	Ordinary Shares, £0.001 par value per share (1)	457(o)	(2)	(3)	(4)
	Debt	Debt Securities	457(o)	(2)	(3)	(4)
	Other	Warrants	457(o)	(2)	(3)	(4)
	Other	Units	457(o)	(2)	(3)	(4)
	Unallocated (Universal) Shelf		457(o)	(2)	(3)	$200,000,000	$110.20 per $1,000,000	$22,040.00(4)
Fees to Be Paid (Secondary Shares offered by Selling Shareholder)	Equity	Ordinary Shares, £0.001 par value per share (1)	457(c)	5,543,454(5)	$1.845(6)	$10,227,672.63	$110.20 per $1,000,000	$1,127.09(6)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
	Total Offering Amounts					$210,227,672.63		$23,167.09
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$23,167.09

(1)

These ordinary shares will be represented by American Depositary Shares, or ADSs, each of which represents one ordinary share of the registrant. ADSs issuable on deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-253945).

(2)

There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with the maximum aggregate offering price not to exceed $200,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $200,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of ordinary shares represented by ADSs, and the amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the ordinary shares represented by ADSs being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the ordinary shares being registered hereunder as a result of share splits, share dividends or similar transactions.

(3)

The proposed maximum aggregate offering price per unit of class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $200,000,000.

(5)

Represents the aggregate number of ordinary shares represented by ADSs that may be sold by the selling shareholder. Pursuant to Rule 416 under the Securities Act, the amount of ordinary shares represented by ADSs being registered on behalf of the selling shareholders shall be adjusted to include any additional ordinary shares represented by ADSs that may become issuable as a result of any stock split, stock dividend or similar transaction. With respect to the offering of ordinary shares represented by ADSs by the selling shareholder, the proposed maximum offering price per share will be determined from time to time in connection with, and at the time of, the applicable sale by the holder of such securities.

(6)

With respect to the secondary offering, the proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s ordinary shares represented by ADSs on the Nasdaq Global Select Market on November 2, 2022.